Synergetics USA, Inc. NASDAQ//SURG

Safe Harbor Statement Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among other, statements concerning management's expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under "Risk Factors" included in Synergetics USA, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2005 and information contained in subsequent filings with the Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.

Synergetics USA Senior Management Team Management Team Management Team Independent Board of Directors consists of: Larry Cardinale (35 years in medical manufacturing at Sherwood Medical), Robert Dick (retired Codman VP), Guy Guarch (retired C.R. Bard, Inc. executive) and Juanita Hinshaw (retired Monsanto Controller & Graybar Electric CFO)

Revenue Summary 9 Months YTD 2006 FYE 2003 37% 63% 92% 8% The markets that we currently serve:

Vitreoretinal Surgery (Ophthalmology) Total Worldwide Market = $315 Million Current Marketshare = 7% Currently dominant in small market segments within VR surgery (Instruments, Disposables, Lighting) One of 4 famous brand names in the segment

Neurosurgery Intracranial Total Worldwide Market = $500 Million Current Marketshare = 2% Currently technology leader in Ultrasonic Aspiration and Electrosurgery Malis(r) Brand is among the most recognized in neuro Spine Total Worldwide Market = $1.6 Billion New product for MIS spine just introduced

Instruments Applications - Current Ophthalmology NeuroCranial ENT Storz Instruments for ENT Applications - Future Ophthalmology disposables Neuro Bipolar Neuro Disposables Combination instruments

Illumination Applications - Current Ophthalmology - 2 handed surgery Applications - Future Neuro ENT ENT ENT ENT

Laser Applications - Current Ophthalmology Applications - Future ENT

Power Ultrasound Applications - Current Neurocranial Applications - Future NeuroSpinal Liver Resection Sinus Surgery

Bipolar Electrosurgery Applications - Current Neurocranial Applications - Future NeuroSpinal ENT Plastics

Neurosurgical Products Our ultrasonic aspirator, the Sonopet Omni(r) distributed by Synergetics, Inc. worldwide in all but 5 countries. Disposable revenue trail manufactured by Synergetics. Estimated market size is approximately $70 million. Our fourth generation electrosurgical generator, Malis(r) Advantage, sold exclusively by Synergetics USA, Inc. Existing OEM relationship with Codman (J&J) has been maintained. Estimated market size for electrosurgery is $210 million. Disposable revenue trail.

Other Products Pain control units sold exclusively by Stryker Bi-Dent Bipolar Surgical System

Before -- 1992

Today

U.S. Sales Organization Primary Sales Call is the Hospital OR including the Retinal Surgeon (Ophthalmologist) or Neurosurgeon Ophthalmology 3 Sales Managers 13 Territory Managers 2 Capital Equipment Territory Managers Ever Expanding Neurosurgery 3 Sales Managers 6 Direct Territory Managers 6 Agent Distributors Ever Expanding

International Sales Organization Ophthalmology Regional Managers in Portugal, Brazil, Chicago Directs in Toronto, Vancouver and Germany 45 Agent Distributors in 47 Countries Neurosurgery 32 Agent Distributors in 41 Countries. Beginning to hire Regional Managers

Strategic Merger for Growth Highlights of Valley Forge Scientific Merger: Great strategic fit. Synergetics manufactures instruments, disposable instruments, disposable packs, VFS manufactured electronic capital equipment Synergetics had a brand name in Ophthalmology and VFS had a brand name in Neuro and ENT Ability to grow business through maintenance of existing OEM business & conversion of OEM business to direct Compatible management Provide access to innovative neurosurgeon development partners SynergeticsUSA, Inc.

Synergies from Valley Forge Merger 4th Generation Malis(r) Advantage(tm) Generator - with the industry's first Bipolar Pencils (patent pending) OEM Relationship with Codman Royalty payments from Codman to be received by Synergetics OEM relationship with Stryker Malis(r) Instrument line will emerge from Advantage(tm) Ongoing electronic equipment development at the former VFS

FINANCIAL REVIEW

Synergetics Annual Revenue 15% 26% 25% 15% 26% 25% 29% 32% 68% 71%

Synergetics USA Revenue (Proforma Combined)

Synergetics Gross Profit Margin

Synergetics Net Income

Balance Sheet and Cash Flow Summaries 7/31/05 4/30/06 Cash and marketable securities $1,816,823 $501,678 Total assets $20,115,769 $49,211,737 Total Debt $6,400,002 $10,760,911 Total Stockholders' Equity $10,138,796 $31,554,118 FYE 7/31/05 9 Months Ended 1/30/06 Operating cash flows $(57,769) $(1,361,624) Purchases of fixed assets $(1,795,484) $(2,527,538) Cash paid for reverse merger costs $-- $(494,159) Cash acquired through reverse merger $-- $2,023,945 Financing cash flows $2,749,246 $1,183,711

Momentum since Merger Revenue 38% Combined Companies Organic Growth 6% 6%

Momentum since Merger Net Income 77% Combined Companies Organic Growth 31% 31%

Momentum since Merger Stock Price Stock Price Stock Price

Intellectual Property Strong patent portfolio 21 Issued or Allowed patents 26 Pending Patent Applications The Malis(r) Trademark Approximately 25 Other Trademarks and Tradenames

Why Invest in Synergetics USA? History. Look at our track record from 2 people in a garage to over 300 employees. We have the ability to manage a high growth company. We have 20 engineers. Innovation. We are the technology leader in all of our core technologies. Look at our patent portfolio. Work. The officers' and employees' work ethic is unsurpassed. Vision. The VFS merger is an indicator of future activities. Strategic alliances and acquisitions being pursued.

Why Invest in Synergetics USA? Foundation. Over 55% of our business is disposables sold to thousands of hospital accounts. No catastrophic event can impact us quickly . Opportunity. The markets we currently serve have considerable upside with few competitors. Growth. We introduce 2 to 3 new products each month. Through expansion of our products in existing areas, cross-pollination of existing technologies in our existing areas. Development of new technologies and Expansion of our distribution system.

www.synergeticsusa.com NASDAQ//SURG Synergetics USA, Inc.